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                                  EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 29, 1996 included in Mississippi Chemical Corporation's Annual Report on Form 10-K for the year ended June 30, 1996 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Memphis, Tennessee
September 30, 1996